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                                                                EXHIBIT 99(a)(4)

                         J. P. MORGAN MUTUAL FUND SERIES

                     AMENDMENT NO. 3 TO DECLARATION OF TRUST

                  Third Amended and Restated Establishment and
                 Designation of Series and Classes of Shares of
                Beneficial Interest (par value $0.001 per share)
                          DATED AS OF NOVEMBER 11, 2004

     Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of January 27, 2003 (the "Declaration of Trust"), of J.P. Morgan Mutual Fund Series (the "Trust") as amended, the Trustees of the Trust hereby Amend and Restate the Establishment and Designation of Series appended to the Declaration of Trust to change the name of the following fund effective November 11, 2004:

     JPMorgan Ultrashort Bond Fund     to    JPMorgan Tax Aware Real Income Fund

     JPMorgan Intrepid Investor Fund   to    JPMorgan Intrepid Contrarian Fund

     1. The Establishment and Designation of Series is also being amended to add the following funds effective November 11, 2004:

          JPMorgan 100% U.S. Treasury Securities Money Market Fund JPMorgan Bond Fund
          JPMorgan Bond Fund II
          JPMorgan California Bond Fund
          JPMorgan California Tax Free Money Market Fund
          JPMorgan Capital Growth Fund
          JPMorgan Disciplined Equity Fund
          JPMorgan Diversified Fund
          JPMorgan Dynamic Small Cap Fund
          JPMorgan Enhanced Income Fund
          JPMorgan Equity Growth Fund
          JPMorgan Equity Income Fund
          JPMorgan Federal Money Market Fund
          JPMorgan Fleming Asia Equity Fund
          JPMorgan Fleming Emerging Markets Debt Fund
          JPMorgan Fleming Emerging Markets Equity Fund
          JPMorgan Fleming International Equity Fund
          JPMorgan Fleming International Growth Fund
          JPMorgan Fleming International Opportunities Fund
          JPMorgan Fleming International Small Cap Equity Fund
          JPMorgan Fleming International Value Fund
          JPMorgan Fleming Intrepid European Fund
          JPMorgan Fleming Japan Fund
          JPMorgan Fleming Tax Aware International Opportunities Fund JPMorgan Global 50 Fund
          JPMorgan Global Healthcare Fund
          JPMorgan Global Strategic Income Fund

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          JPMorgan Growth and Income Fund
          JPMorgan Intermediate Tax Free Income Fund
          JPMorgan Liquid Assets Money Market Fund
          JPMorgan Market Neutral Fund
          JPMorgan Mid Cap Equity Fund
          JPMorgan Mid Cap Growth Fund
          JPMorgan Mid Cap Value Fund
          JPMorgan New Jersey Tax Free Income Fund
          JPMorgan New York Intermediate Tax Free Income Fund
          JPMorgan New York Tax Free Money Market Fund
          JPMorgan Prime Money Market Fund
          JPMorgan Select Growth and Income Fund
          JPMorgan Short Term Bond Fund
          JPMorgan Short Term Bond Fund II
          JPMorgan Small Cap Core Fund
          JPMorgan Small Cap Equity Fund
          JPMorgan Small Cap Growth Fund
          JPMorgan Strategic Income Fund
          JPMorgan Tax Aware Disciplined Equity Fund
          JPMorgan Tax Aware Enhanced Income Fund
          JPMorgan Tax Aware Large Cap Growth Fund
          JPMorgan Tax Aware Large Cap Value Fund
          JPMorgan Tax Aware Short-Intermediate Income Fund
          JPMorgan Tax Aware U.S. Equity Fund
          JPMorgan Tax Free Income Fund
          JPMorgan Tax Free Money Market Fund
          JPMorgan Treasury Plus Money Market Fund
          JPMorgan U.S. Equity Fund
          JPMorgan U.S. Government Money Market Fund
          JPMorgan U.S. Small Company Fund
          JPMorgan U.S. Small Company Opportunities Fund
          JPMorgan U.S. Treasury Income Fund
          JPMorgan Value Advantage Fund

     2. The Designation of Series is being amended and restated in its entirety as follows effective November 11, 2004 and the name of each fund will change to the corresponding name indicated in the table below effective February 19, 2005:

NAME AS OF NOVEMBER 11, 2004                                 NAME AS OF FEBRUARY 19, 2005
-----------------------------------------------------------  ---------------------------------------------------------
JPMorgan 100% U.S. Treasury Securities Money Market Fund     JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan Bond Fund                                           JPMorgan Bond Fund
JPMorgan Bond Fund II                                        JPMorgan Bond Fund II
JPMorgan California Bond Fund                                JPMorgan California Tax Free Bond Fund
JPMorgan California Tax Free Money Market Fund               JPMorgan California Municipal Money Market Fund
JPMorgan Capital Growth Fund                                 JPMorgan Capital Growth Fund
JPMorgan Disciplined Equity Fund                             JPMorgan Disciplined Equity Fund
JPMorgan Diversified Fund                                    JPMorgan Diversified Fund
JPMorgan Dynamic Small Cap Fund                              JPMorgan Dynamic Small Cap Fund
JPMorgan Enhanced Income Fund                                JPMorgan Enhanced Income Fund
JPMorgan Equity Growth Fund                                  JPMorgan Equity Growth Fund
JPMorgan Equity Income Fund                                  JPMorgan Equity Income Fund
JPMorgan Federal Money Market Fund                           JPMorgan Federal Money Market Fund
JPMorgan Fleming Asia Equity Fund                            JPMorgan Asia Equity Fund

                                        2
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
NAME AS OF NOVEMBER 11, 2004                                 NAME AS OF FEBRUARY 19, 2005
-----------------------------------------------------------  ---------------------------------------------------------
JPMorgan Fleming Emerging Markets Debt Fund                  JPMorgan Emerging Markets Debt Fund
JPMorgan Fleming Emerging Markets Equity Fund                JPMorgan Emerging Markets Equity Fund
JPMorgan Fleming International Equity Fund                   JPMorgan International Equity Fund
JPMorgan Fleming International Growth Fund                   JPMorgan International Growth Fund
JPMorgan Fleming International Opportunities Fund            JPMorgan International Opportunities Fund
JPMorgan Fleming International Small Cap Equity Fund         JPMorgan International Small Cap Equity Fund
JPMorgan Fleming International Value Fund                    JPMorgan International Value Fund
JPMorgan Fleming Intrepid European Fund                      JPMorgan Intrepid European Fund
JPMorgan Fleming Japan Fund                                  JPMorgan Japan Fund
JPMorgan Fleming Tax Aware International Opportunities Fund  JPMorgan Tax Aware International Opportunities Fund
JPMorgan Global 50 Fund                                      JPMorgan Global 50 Fund
JPMorgan Global Healthcare Fund                              JPMorgan Global Healthcare Fund
JPMorgan Global Strategic Income Fund                        JPMorgan Global Strategic Income Fund
JPMorgan Growth and Income Fund                              JPMorgan Growth & Income Fund
JPMorgan Intermediate Tax Free Income Fund                   JPMorgan Intermediate Tax Free Income Fund
JPMorgan Intrepid America Fund                               JPMorgan Intrepid America Fund
JPMorgan Intrepid Growth Fund                                JPMorgan Intrepid Growth Fund
JPMorgan Intrepid Contrarian Fund                            JPMorgan Intrepid Contrarian Fund
JPMorgan Intrepid Value Fund                                 JPMorgan Intrepid Value Fund
JPMorgan Liquid Assets Money Market Fund                     JPMorgan Liquid Assets Money Market Fund
JPMorgan Market Neutral Fund                                 JPMorgan Market Neutral Fund
JPMorgan Mid Cap Equity Fund                                 JPMorgan Mid Cap Equity Fund
JPMorgan Mid Cap Growth Fund                                 JPMorgan Mid Cap Growth Fund
JPMorgan Mid Cap Value Fund                                  JPMorgan Mid Cap Value Fund
JPMorgan New Jersey Tax Free Income Fund                     JPMorgan New Jersey Tax Free Bond Fund
JPMorgan New York Intermediate Tax Free Income Fund          JPMorgan New York Tax Free Bond Fund
JPMorgan New York Tax Free Money Market Fund                 JPMorgan New York Municipal Market Fund
JPMorgan Prime Money Market Fund                             JPMorgan Prime Money Market Fund
JPMorgan Select Growth and Income Fund                       JPMorgan Select Growth & Income Fund
JPMorgan Short Term Bond Fund                                JPMorgan Short Term Bond Fund
JPMorgan Short Term Bond Fund II                             JPMorgan Short Term Bond Fund II
JPMorgan Small Cap Equity Fund                               JPMorgan Small Cap Equity Fund
JPMorgan Small Cap Growth Fund                               JPMorgan Small Cap Growth Fund
JPMorgan Strategic Income Fund                               JPMorgan Strategic Income Fund
JPMorgan Tax Aware Disciplined Equity Fund                   JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Enhanced Income Fund                      JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware Large Cap Growth Fund                     JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Tax Aware Large Cap Value Fund                      JPMorgan Tax Aware Large Cap Value Fund
JPMorgan Tax Aware Real Income Fund                          JPMorgan Tax Aware Real Income Fund
JPMorgan Tax Aware Short-Intermediate Income Fund            JPMorgan Tax Aware Short-Intermediate Income Fund
JPMorgan Tax Aware U.S. Equity Fund                          JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Tax Free Income Fund                                JPMorgan Tax Free Income Fund
JPMorgan Tax Free Money Market Fund                          JPMorgan Tax Free Money Market Fund
JPMorgan Treasury Plus Money Market Fund                     JPMorgan Treasury Plus Money Market Fund
JPMorgan Small Cap Core Fund                                 JPMorgan Small Cap Core Fund
JPMorgan U.S. Equity Fund                                    JPMorgan U.S. Equity Fund
JPMorgan U.S. Government Money Market Fund                   JPMorgan U.S. Government Money Market Fund
JPMorgan U.S. Small Company Fund                             JPMorgan U.S. Small Company Fund
JPMorgan U.S. Small Company Opportunities Fund               JPMorgan U.S. Small Company Opportunities Fund
JPMorgan U.S. Treasury Income Fund                           JPMorgan U.S. Treasury Income Fund
JPMorgan Value Advantage Fund                                JPMorgan Value Advantage Fund

                                        3
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     3.   Each Fund and, as applicable, each class into which the Shares of each
Fund are divided shall have the following special and relative rights:

     A. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then current effective registration statement under the Securities Act of 1933. Each Share of a Fund shall be redeemable, shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

     B.   Each Fund may be divided into classes of shares as provided in Section
6.9 of the Declaration of Trust.

     C. Shares of each class shall be entitled to all the rights and preferences accorded to Shares under the Declaration of Trust.

     D. The number of Shares of each series designated hereby shall be unlimited.

     E. Shareholders of each class shall vote separately on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to that class as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended (the "1940 Act"), or any successor rule, and by the Declaration of Trust. Shareholders of any class may vote together with shareholders of any other class on any matter for which the interests of the classes do not materially differ, and shareholders of all classes of all Funds may vote together on Trust-wide matters.

     F. The Trust's assets and liabilities shall be allocated among the funds and the classes thereof as set forth in Section 6.9 of the Declaration of Trust.

     G. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or class previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or class or any such other series of Shares or class thereof.

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     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

\s\ William J. Armstrong                          \s\ Robert J. Higgins
------------------------------                    ------------------------------
William J. Armstrong                              Robert J. Higgins


\s\ Roland R. Eppley, Jr.                         \s\ William G. Morton, Jr.
------------------------------                    ------------------------------
Roland R. Eppley, Jr.                             William G. Morton, Jr.


\s\ Dr. Matthew Goldstein                         \s\ Fergus Reid, III
------------------------------                    ------------------------------
Dr. Matthew Goldstein                             Fergus Reid, III


\s\ Ann Maynard Gray                              \s\ James J. Schonbachler
------------------------------                    ------------------------------
Ann Maynard Gray                                  James J. Schonbachler


                                                  \s\ Leonard M. Spalding, Jr.
------------------------------                    ------------------------------
Matthew Healey                                    Leonard M. Spalding, Jr.

                                        5